Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 18, 2013, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2013 Annual Report to Shareholders of The J. M. Smucker Company.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 18, 2013, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company incorporated by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company for the year ended April 30, 2013:

Registration Statement	Registration Number	Description
Form S-8	33-21273	1987 Stock Option Plan
Form S-8	33-38011	1987 Stock Option Plan
Form S-8	333-98335	The J. M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan
Form S-8	333-116622

Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker Company

Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker Company

Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker Company

Form S-8	333-137629	The J. M. Smucker Company 2006 Equity Compensation Plan
Form S-8	333-139167	The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan
Form S-8	333-170653	The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan
Form S-3	333-177279	Automatic Shelf Registration Statement

/s/ Ernst & Young LLP

Akron, Ohio

June 21, 2013